Filed Pursuant to Rule 424(b)(5)

Registration No. 333-236793

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 7, 2020)

Up to $75,000,000 of

Class A Common Stock

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We have entered into a Distribution Agreement (the “Distribution Agreement”), dated as of May 7, 2020, with Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, B. Riley FBR, Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, and Stifel, Nicolaus & Company, Incorporated (collectively, the “Agents”) relating to the sale, from time to time, of shares of our Class A common stock, par value $0.01 per share (“common stock”), offered by this prospectus supplement. In accordance with the terms of the Distribution Agreement, we may offer and sell up to $75,000,000 aggregate gross sales price of our common stock from time to time through the Agents, as our sales agents.

Offers and sales, if any, of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus may be made by means of ordinary brokers’ transactions on or through the New York Stock Exchange, or NYSE, or any other existing trading market for our common stock in the United States or to or through a market maker, or otherwise at market prices prevailing at the time of sale, in negotiated transactions, or any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and as otherwise agreed with the applicable Agent, including in block transactions or any other method permitted by law.

We will pay the Agents an aggregate fee of up to 2% of the gross sales price per share for any shares sold through them acting as our sales agents. We have also agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act. The offering of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of our common stock subject to the Distribution Agreement or (ii) the termination of the Distribution Agreement by us or the Agents pursuant to its terms.

The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement. The Agents are not required to sell any specific number or dollar amount of securities, but will act as a sales agents using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Under the terms of the Distribution Agreement, we also may sell shares of our common stock to each of the Agents, as principal for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to any Agent acting as principal, we will enter into a separate terms agreement with that Agent setting forth the terms of such transaction and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “CTT.” On May 6, 2020, the reported closing price of our common stock on the NYSE was $7.25 per share.

To assist us in maintaining our qualification as a real estate investment trust, or REIT, for federal income tax purposes, our charter generally limits any person from beneficially or constructively owning more than 9.8% in value of the outstanding shares of our capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock.

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Investing in our common stock involves a high degree of risk, and you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein before you make your investment decision. Before buying any shares, you should carefully consider the risk factors described in the section titled Risk Factors beginning on page S-3 of this prospectus supplement and the section titled “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as additional information and risks that we disclose in reports that we have filed since such time or which we subsequently file, in each case, with the Securities and Exchange Commission (the “SEC”) prior to the completion of this offering that are deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

 Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

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RAYMOND JAMES	Baird	B. RILEY FBR	CITIGROUP	rbc capital markets	STIFEL

The date of this prospectus supplement is May 7, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement and the information incorporated by reference herein, which, among other things, describes the specific terms of this offering and adds to and updates the information contained in the accompanying prospectus. The second part is the accompanying prospectus and the information incorporated by reference therein, which, among other things, provides more general information about us and our business, some of which may not apply to this offering. If any information varies between this prospectus supplement and the information incorporated by reference herein and the accompanying prospectus and the information incorporated by reference therein, you should rely on the information in this prospectus supplement and the information incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made only as of specified dates. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Additional information about us is incorporated in this prospectus supplement and the accompanying prospectus by reference to certain of our filings with the SEC. You are urged to read carefully this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein, including the risk factors and other cautionary statements described under the heading “Risk Factors” elsewhere in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 before deciding whether to invest in our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

In this prospectus supplement, unless otherwise noted, the words “CatchMark Timber Trust,” the “Company,” “we,” “us,” and “our” refer to CatchMark Timber Trust, Inc., and all of its subsidiaries, including CatchMark Timber Operating Partnership, L.P., of which we are the general partner and hold directly or indirectly 99.9% of its common partnership interests.

You may rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered to you. Neither we nor the Agents have authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus or any such free writing prospectus. Neither we nor the Agents take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any such free writing prospectus may be used only for the purposes for which they have been published. Neither the delivery of this prospectus supplement nor the sale of common stock means that information contained in this prospectus supplement or the accompanying prospectus is correct after the date of this prospectus supplement. This prospectus supplement is not an offer to sell, or the solicitation of an offer to buy, any shares in any circumstances under which such offer or solicitation is unlawful.

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FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in each may be considered forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 set forth in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including our anticipated use of the net proceeds from this offering. All statements other than statements of historical fact in this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, are forward-looking statements. In particular, statements pertaining to our capital resources, property performance, distribution policy and results of operations contain forward-looking statements. Likewise, all our statements regarding anticipated growth in our portfolio from operations, acquisitions and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described or that they will happen at all. The use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases is intended to identify forward-looking statements, although not all forward-looking statements contain such language. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others (many of which factors may be amplified by the COVID-19 outbreak), could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the cyclical nature of the forest products industry;

•	increased competition from substitute products which may lead to declines in demand for wood products;

•	our history of paying cash distributions may be more limited than other public companies and our future cash distributions are not guaranteed and may fluctuate;

•	our dependence on WestRock Company;

•	our ability to successfully execute our investment strategy;

•	our dependence on and access to external sources of capital for future growth;

•	our operating expenses may be a larger percentage of total revenues compared to larger public companies;

•	economic conditions;

•	our dependence on Forest Resource Consultants, Inc. and American Forestry Management, Inc. to manage our timberlands;

•	our concentration on timberlands and lack of diversification;

•	adverse economic conditions and other developments in the U.S. South and, to a lesser extent, in the Pacific Northwest, where our timberlands are located;

•	our dependence on third parties for logging and transportation services;

•	our ability to retain our key executive officers;

•	government approvals, actions and initiatives;

•	failure to maintain an effective system of disclosure controls and procedures and integrated internal controls;

•	the fact that we have recently experienced net losses and may continue to do so;

•	the credit risk of our customers;

•	our ability to sell portions of our timberlands;

•	changes in timber prices and the impact on our revenues;

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•	our exposure to uninsured losses;

•	the competitive timberland industry, which could force us to pay higher prices for our properties;

•	limitations on our ability to harvest timber;

•	potential liability for environmental clean-up costs and wildlife protection laws;

•	our inability to obtain accurate data on the volume and quality of the timber we intend to acquire;

•	our estimates of timber growth rates may be inaccurate;

•	changes in assessments, property tax rates and state property tax law;

•	our estimates of non-timber revenues from properties that we acquire may be inaccurate;

•	climate-related legislation and regulations;

•	our reliance on information technology in our operations and the potential for a material failure, inadequacy, interruption or security failure of such information technology;

•	increases in energy and fuel costs;

•	actions of joint venture partners or the failure of our joint ventures to meet expectations;

•	global market trends;

•	the impact of the COVID-19 pandemic, including the impact on our business, on our customers’ businesses and on the market and overall economy in general;

•	changes to corporate policies;

•	changes to our capitalization;

•	our current and future indebtedness;

•	the financial and other covenants contained in the documents governing our indebtedness;

•	our ability to generate cash;

•	increases in interest rates;

•	effectiveness of any interest rate hedges;

•	certain provisions of Maryland law that could inhibit changes in control of us;

•	our failure to qualify as a REIT;

•	changes in tax laws; and

•	the other factors identified in the section entitled “Risk Factors.”

The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section below entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as updated by our future filings, which are incorporated by reference herein.

Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus supplement are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.

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SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, financial data and related notes, before making an investment decision.

CatchMark Timber Trust, Inc.

We are a self-administered and self-managed REIT primarily engaged in the ownership, management, acquisition, and disposition of timberland properties located in the United States. We seek to generate recurring income and cash flow from the harvest and sale of timber, as well as from non-harvest related revenue sources, such as asset management fees and rent from hunting and recreational leases. When and where we believe appropriate, we also seek to generate income and cash flow from timberland sales. In addition to current income, we expect to realize long-term returns from the biological growth of our standing timber inventory.

We strive to deliver superior, consistent, predictable per-share cash flow growth from disciplined acquisitions, active management, sustainable harvests, and well-timed real estate sales. We intend to grow over time through selective acquisitions and investments in high-demand fiber markets and to efficiently integrate new acquisitions and investments into our operations. Operationally, we focus on generating cash flows from sustainable harvests and improved harvest mix on high-quality timberlands, as well as opportunistic land sales and asset management fees to provide recurring dividends to our stockholders. We continue to practice intensive forest management and silvicultural techniques that improve the biological growth of our forests.

We also seek to create additional value by entering into joint ventures with long-term, institutional equity partners to opportunistically acquire, own, and manage timberland properties that fit our investment strategy. Our joint venture platform drives growth through our fee-based management business that leverages our scale and timberland management efficiencies.

As of March 31, 2020, we owned interests in approximately 415,400 acres of high-quality industrial timberlands consisting of 17.1 million tons of merchantable timber inventory located in the U.S. South and Pacific Northwest, consisting of approximately 392,800 acres held in fee-simple interests, or our fee timberlands, and approximately 22,600 acres held in leasehold interests, or our leased timberlands. Our wholly-owned timberlands are located within attractive fiber baskets encompassing a diverse group of pulp, paper and wood products manufacturing facilities. Our Southern timberlands were comprised of approximately 72% pine plantations by acreage and 52% sawtimber by volume. Our Pacific Northwest timberlands consisted of 90% productive acres and 82% sawtimber by volume. Our leased timberlands of 22,600 acres were all under one long-term lease expiring in 2022.

In addition to our wholly-owned timber assets, as of March 31, 2020, we owned a common limited partnership interest in TexMark Timber Treasury, L.P., a Delaware limited partnership, which owns 1.1 million acres of high-quality industrial East Texas timberlands with an estimated 43.2 million tons of merchantable timber inventory, and we owned a 50% membership interest in Dawsonville Bluffs, LLC, a Delaware limited liability company, which owns a mitigation bank with a book basis of $2.6 million as of March 31, 2020.

We are a Maryland corporation formed in September 2005, and we have been publicly registered and subject to SEC reporting obligations since our initial public offering in 2006. Our principal executive office is located at 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328, and our telephone number is (855) 858-9794. We maintain an internet website at www.catchmark.com that contains information concerning us. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC, and you should not consider information contained on, or accessible through, our website as part of this prospectus supplement or the accompanying prospectus or free writing prospectus.

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The Offering

Issuer	CatchMark Timber Trust, Inc.

Common Stock Offered	Shares of our common stock, $0.01 par value per share, having an aggregate gross sales price of up to $75,000,000.

Manner of Offering

“At-the-market” offering that may be made from time to time through Raymond James & Associates, Inc., Robert W. Baird & Co. Incorporated, B. Riley FBR, Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC, and Stifel, Nicolaus & Company, Incorporated, as sales agents (the “Agents”), using commercially reasonable efforts consistent with each such Agent’s normal trading and sales practices and applicable laws and regulations.

We also may sell shares of our common stock to each of the Agents, as principal for its own account, at a price per share to be agreed upon at the time of sale. If we sell shares of our common stock to any Agent acting as principal, we will enter into a separate terms agreement with that Agent setting forth the terms of such transaction and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

See “Plan of Distribution”

Use of Proceeds	We intend to use the net proceeds from any sales of shares of common stock pursuant to this prospectus supplement to reduce our outstanding indebtedness, to fund acquisitions and investments, including joint venture investments, and/or for other general corporate purposes. See “Use of Proceeds.”

Distribution Policy	We have made and intend to continue to make regular quarterly distributions to holders of our common stock in an amount sufficient to satisfy the required annual distribution requirement. Currently, U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates on its undistributed taxable income. However, this distribution requirement may be modified or changed, and our distribution policy may be amended accordingly. Any distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations and financial condition.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in our reports filed with the SEC.

NYSE Trading Symbol	“CTT”

Transfer Agent and Registrar	Computershare Inc.

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RISK FACTORS

An investment in shares of our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors, the risks described in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, as well as other information set forth in this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference herein and therein before making an investment decision with respect to the common stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and ability to make cash distributions to our stockholders, which could cause you to lose all or a part of your investment in our common stock.

The market price and trading volume of our common stock may be volatile.

The U.S. stock markets, including the NYSE, on which our common stock is listed under the symbol “CTT,” have experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock is likely to be similarly volatile, and investors in shares of our common stock may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future.

In addition to the other risks included or incorporated by reference herein, a number of factors (many of which factors may be amplified by the COVID-19 outbreak) could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock, including:

•	the annual yield from distributions on our common stock as compared to yields on other financial instruments;

•	equity or debt issuances by us, or future sales of substantial amounts of our common stock by our existing or future stockholders, or the perception that such issuances or future sales may occur;

•	short sales or other derivative transactions with respect to our common stock;

•	the ability of our share repurchase program to improve stockholder value over the long term;

•	changes in market valuations of companies in the timberland, pulp and paper, homebuilding or real estate industries;

•	increases in market interest rates or a decrease in our distributions to stockholders that lead purchasers of our common stock to demand a higher yield;

•	fluctuations in general stock market prices and volumes;

•	additions or departures of key management personnel;

•	our operating performance and the performance of other similar companies;

•	actual or anticipated differences in our quarterly operating results;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	publication of research reports about us or our industry by securities analysts or failure of our results to meet expectations of securities analysts;

•	failure to qualify as a REIT;

•	adverse market reaction to any debt securities or preferred equity securities we issue in the future or any indebtedness we incur in the future;

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•	strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;

•	speculation in the press or investment community;

•	changes in our earnings;

•	failure to continue to satisfy the listing requirements of the NYSE;

•	failure to comply with the requirements of the Sarbanes-Oxley Act;

•	actions by institutional stockholders or joint venture partners;

•	changes in accounting principles;

•	general market, economic, industry and stock market conditions, including various factors that may be unrelated to our performance, such as the substantial disruption relating to COVID-19; and

•	the realization of any of the other risk factors included in or incorporated by reference into this prospectus supplement.

Many of the factors listed above are beyond our control. These factors may cause the price of our common stock to decline, regardless of our results of operations, business, or prospects. It is impossible to assure that the market price of our common stock will not fall in the future.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on our cash flows, our ability to execute our business strategy and our ability to make distributions to our stockholders.

If there are sales of substantial amounts of our common stock in the future, the price of our common stock could decline.

As of April 30, 2020, there were 48,742,034 shares of our common stock outstanding. Substantially all of these shares of common stock are available for immediate sale except, in certain circumstances, for shares held by our affiliates. Sales of significant amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of our common stock.

Additional issuances of shares of common stock by us would dilute the ownership of our existing stockholders.

We may issue additional shares of common stock in the future in connection with acquisitions, investments or other strategic transactions, to adjust our ratio of debt to equity, including through repayment of outstanding debt, or for other purposes. We may issue shares of our common stock at prices or for consideration that is greater than or less than the price at which our common stock is offered and sold pursuant to the Distribution Agreement. To the extent we issue additional shares of common stock, your percentage ownership of our common stock would be reduced.  Additional issuances of common stock or other equity securities could also be dilutive to our earnings per share and funds from operations per share. In addition, if we are unable to apply any net proceeds we may receive from this offering to make investments that generate sufficient revenues and earnings to offset the dilutive impact of the issuance by us of shares of our common stock in this offering, there will be further dilution of our earnings per share and funds from operations per share.

Future offerings of debt securities or preferred equity securities, which would be senior to our common stock, may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by offering debt or preferred equity securities, including senior or subordinated notes and classes of preferred stock. Holders of our debt securities or shares of preferred stock will generally be entitled to receive interest payments or distributions, both current and in connection with any liquidation or sale, prior to the holders of our common stock. Future offerings of debt or preferred equity securities also may reduce the distributions that we pay with respect to our common stock. We are not required to offer any such additional debt or preferred equity securities to existing common stockholders on a preemptive basis, and we may generally issue any such debt or preferred equity securities in the future without obtaining the consent of our common stockholders. As a result, any such future offerings of debt securities or preferred equity securities may adversely affect the market price of the common stock or the distributions that we pay with respect to our common stock.

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Increases in market interest rates may result in a decrease in the value of our common stock.

One of the factors that may influence the price of our common stock will be our distribution rate on the common stock (as a percentage of the share price of our common stock) relative to market interest rates on interest-bearing securities such as bonds. We have declared and paid cash distributions in each quarter since the first quarter of 2014 and expect to continue to declare cash distributions in the future. If market interest rates increase, prospective purchasers of our common stock may desire a higher yield on our common stock or seek securities paying higher dividends or yields. Higher interest rates would not, however, result in more funds being available for distribution and, in fact, would likely increase our borrowing costs and might decrease our funds available for distribution, and therefore we may not be able, or may not choose to, pay a higher distribution rate. As a result, if interest rates rise, it is likely that the market price of our common stock will decrease because potential investors may require a higher dividend yield on our common stock as market rates on interest-bearing securities rise.

If securities analysts do not publish research or reports about our business or if they downgrade our common stock or our sector, the price of our common stock could decline.

The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control analysts. If one or more of the analysts who cover us downgrades our shares of common stock or our industry or the stock of any of our competitors, the price of our common stock could decline. If one or more of these analysts ceases coverage of our company, we could lose attention in the market, which in turn could cause the price of our common stock to decline.

Our management will have broad discretion with respect to the use of the proceeds from sales of common stock offered hereby.

Our management will have broad discretion as to the application of the net proceeds from sales of common stock offered hereby. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”

The Agents selling the common stock may have conflicts of interest that arise out of future contractual relationships they or their affiliates may have with us.

If we sell shares of our common stock under this prospectus supplement, we may use the net proceeds to repay a portion or all of the outstanding indebtedness under our then-existing credit facilities. The Agents and/or their affiliates may participate in future lending arrangements with us. As a result, a portion or all of the net proceeds of any sale of shares of our common stock under this prospectus supplement may be received by these Agents and/or their affiliates if they participate in future lending arrangements with us. Because they may receive the net proceeds of any of these sales, all of the Agents may have an interest in these sales beyond the customary commissions they receive. This could result in a conflict of interest and cause them to act in a manner that is not in the best interests of us or our investors in connection with any sale of shares of our common stock under this prospectus supplement.

Legislative or regulatory tax changes could adversely affect us, our stockholders or our customers.

The federal income tax laws governing REITs and their stockholders, and administrative interpretations of those laws, may be amended at any time, possibly with retroactive effect.

The 2017 tax legislation commonly referred to as the Tax Cuts and Jobs Act made numerous large and small changes to the tax rules that may affect our stockholders and our customers and may directly or indirectly affect us. Many of the changes applicable to individuals apply only through December 31, 2025, including a deduction of up to 20% of ordinary REIT dividends for non-corporate taxpayers. The Internal Revenue Service (the “IRS”) has issued significant guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, finalization of proposed guidance and technical corrections legislation may adversely affect us or our stockholders. Federal legislation intended to ameliorate the economic impact of the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), has been enacted that makes technical corrections to, or modifies on a temporary basis, certain of the provisions of the Tax Cuts and Jobs Act, and it is possible that additional such legislation may be enacted in the future. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible.

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You are urged to consult with your tax advisor with respect to the impact of the Tax Cuts and Jobs Act, legislation enacted to address the economic impact of the COVID-19 pandemic, and any other regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.

Restrictions on the deduction of our interest expense could prevent us from satisfying the REIT distribution requirement and could cause us to incur income or excise taxes.

Section 163(j) of the Internal Revenue Code of 1986, as amended (the “Code”), as amended by the Tax Cuts and Jobs Act, may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct business interest expense. The deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect, and elects, to be treated as an “electing real property trade or business.” The CARES Act increases the 30% limitation to 50% for taxable years beginning in 2019 or 2020 and permits an entity to elect to use its 2019 adjusted taxable income to calculate the applicable limitation for its 2020 taxable year. With regard to partnerships, unless a partner elects otherwise, 50% of its share of a partnership’s “excess business interest” for its 2019 taxable year will be treated as paid by the partner in its 2020 taxable year and will not be subject to any limitation. The determination of a taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income,” and, in taxable years beginning before January 1, 2022, any deductions for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property.

The rules for business interest expense apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes, including Creek Pine REIT and its taxable REIT subsidiary. Certain of our subsidiaries have incurred substantial indebtedness and interest expense, as has Creek Pine REIT. To the extent that an entity’s interest expense is not deductible, the taxable income of that entity will be increased; if our taxable income or Creek Pine REIT’s taxable income is increased, there will be a commensurate increase in the REIT distribution requirement and the amounts the relevant REIT needs to distribute to avoid incurring income and excise taxes. Failure to be eligible for the electing real property trade or business exception or another exception could result in significant limitations on the deductibility of the interest expense that we and Creek Pine REIT generate, impacting the taxable income and the ability of us and Creek Pine REIT to satisfy the distribution requirement for REIT qualification and to avoid corporate income tax liability.

Final regulations for Section 163(j) of the Code have not been issued. Accordingly, for the tax year ended December 31, 2018, it was not clear whether the exception for an electing real property trade or business applied to us, our subsidiaries or Creek Pine REIT. Each of us, CatchMark Timber OP, and Creek Pine REIT made an irrevocable election under Section 163(j) to be considered a real property trade or business via a statement attached to and made part of the federal income tax return for the tax year ended December 31, 2018. This uncertainty regarding eligibility for the election has not yet been clarified, and the IRS could assert that one or more of these entities is not eligible to elect real property trade or business status for purposes of Section 163(j).

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USE OF PROCEEDS

We may issue and sell shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus having aggregate sale proceeds of up to $75.0 million from time to time. There can be no assurance that we will be able to sell any shares under or fully utilize the Distribution Agreement with the Agents as a source of financing. We intend to use the net proceeds from any sales of shares of common stock pursuant to this prospectus supplement to reduce our outstanding indebtedness, to fund acquisitions and investments, including joint venture investments, and/or for other general corporate purposes.

Net proceeds used to repay indebtedness may be applied to amounts outstanding on the multi-draw term facility under our amended and restated credit agreement with CoBank ACB, as administrative agent. As of March 31, 2020, there was $29.1 million outstanding on the multi-draw term facility, which bore interest at a rate of LIBOR plus 2.20%, or 3.22% per annum as of March 31, 2020, and matures on December 1, 2024.

While we discuss possible acquisitions and investments with potential sellers and potential joint venture partners from time to time, we currently have no commitments or agreements for any acquisitions or joint venture investments that we intend to fund with the proceeds of this offering. Furthermore, we cannot guarantee that we will complete any future acquisitions or investments.

The amount of funds that we actually use for the above purposes will depend on many factors, including revisions to our business plan, material changes in our revenues or expenses, and other factors. Accordingly, our management will have significant discretion over the use and investment of the net proceeds from the offering. See “Risk Factors—Our management will have broad discretion with respect to the use of the proceeds from sales of common stock offered hereby.”

Pending use of the net offering proceeds as described above, we intend to invest the net proceeds in short-term interest-bearing accounts, securities or similar investments.

S-7

SUPPLEMENT TO CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary of certain material United States federal income tax considerations supplements and updates the discussion set forth under the heading “Certain United States Federal Income Tax Considerations” in the accompanying prospectus, is for general information only and is not tax advice. Except to the extent otherwise provided below, our qualification and taxation as a REIT and the material U.S. federal income tax consequences of an investment in our common stock is discussed under the heading “Certain United States Federal Income Tax Considerations” in the accompanying prospectus.

Tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The IRS has issued significant guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, finalization of proposed guidance and technical corrections legislation may adversely affect us or our stockholders. Federal legislation intended to ameliorate the economic impact of the COVID-19 pandemic, the CARES Act, has been enacted that makes technical corrections to, or modifies on a temporary basis, certain of the provisions of the Tax Cut and Jobs Act, and it is possible that additional such legislation may be enacted in the future. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible.

Prospective stockholders are urged to consult with their tax advisors with respect to the impact of the Tax Cuts and Jobs Act, legislation enacted to address the economic impact of the COVID-19 pandemic, and any other regulatory or administrative developments and proposals and their potential effect on an investment in our common stock.

Annual Distribution Requirement

In order to maintain our REIT status, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

(1)	90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and net capital gains), and

(2)	90% of our net income (after tax), if any, from foreclosure property (as described below), minus

(b)	the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

To the extent that we distribute dividends equal to at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at regular corporate tax rates on the undistributed REIT taxable income, including net capital gain. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

We have net operating losses carried forward from prior tax years that may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirement. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that we actually make, which are generally taxable to stockholders to the extent that we have current or accumulated earnings and profits.

S-8

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. It is our current intention to make timely distributions so that we are not subject to the 4% excise tax.

We may satisfy the distribution requirement with taxable distributions of our common stock. The IRS has issued Revenue Procedure 2017-45, which authorizes “publicly offered REITs” to make elective cash/stock dividends. Pursuant to Revenue Procedure 2017-45, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, you may be required to pay U.S. federal income tax in excess of the cash that you receive.

In certain circumstances, we may be able to cure a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In such case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Certain Code provisions added by the Tax Cuts and Jobs Act may change how we calculate our REIT taxable income and how our subsidiaries calculate their taxable income, which could in turn affect our distribution requirement. For example, we may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, the deduction for business interest, whether in corporate or pass-through form, generally is limited to the sum of a taxpayer’s business interest income and 30% of the taxpayer’s adjusted taxable income for the tax year. The CARES Act increases the 30% limitation to 50% for taxable years beginning in 2019 or 2020 and permits an entity to elect to use its 2019 adjusted taxable income to calculate the applicable limitation for its 2020 taxable year. With respect to partnerships, unless a partner elects otherwise, 50% of the partner’s share of a partnership’s “excess business interest” for its 2019 taxable year will be treated as paid by the partner in its 2020 taxable year and will not be subject to any limitation. Proposed Treasury regulations would define interest expansively to cover various amounts not otherwise treated as interest. This limitation could apply to our operating partnership, underlying partnerships and our TRS and any other subsidiaries that are not treated as disregarded entities for U.S. federal income tax purposes. This limitation does not apply to an “electing real property trade or business.” It is not clear whether our operations constitute a real property trade or business, but proposed Treasury regulations would allow any REIT (other than certain REITs holding real estate financing assets) to make this election, and we and certain of our subsidiaries have made the election in our 2018 federal income tax returns. One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules under the Tax Cuts and Jobs Act will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system over longer useful lives. Finally, under amendments made by the Tax Cuts and Jobs Act to Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we incur in taxable years beginning after December 31, 2017 is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely. The CARES Act repeals the 80% limitation for taxable years beginning before January 1, 2021. The Tax Cuts and Jobs Act also generally eliminated net operating loss carrybacks for individuals and non-REIT corporations (net operating loss carrybacks did not apply to REITs under prior law) but allows indefinite net operating loss carryforwards. The CARES Act modified this to allow for 5-year net operating loss carrybacks with respect to net operating losses of individuals and non-REIT corporations arising in taxable years beginning after December 31, 2017 and before January 1, 2021 but did not modify the treatment of net operating loss carrybacks for REITs.

S-9

PLAN OF DISTRIBUTION

On May 7, 2020, we entered into the Distribution Agreement with the Agents under which we may issue and sell, over a period of time and from time to time, shares of our common stock having an aggregate offering price of up to $75,000,000 through the Agents, acting as our sales agents, or directly to any Agent(s), acting as principal.

Sales of the shares to which this prospectus supplement and the accompanying prospectus relate may be made by means of ordinary brokers’ transactions on or through the NYSE or any other existing trading market for our common stock in the United States or to or through a market maker, or otherwise at market prices prevailing at the time of sale, in negotiated transactions, or any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act and as otherwise agreed with the applicable Agent, including in block transactions or any other method permitted by law. As sales agents, the Agents will not engage in any transactions that stabilize our common stock.

Upon instructions from us, the Agents will offer the shares of our common stock, subject to the terms and conditions of the Distribution Agreement, on a daily basis or for a specified period as otherwise agreed upon by us and the Agents. We will designate the maximum amount of shares of common stock to be sold through the Agents on a daily basis or otherwise determine such maximum amount together with the Agents. We may instruct the Agents not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. The shares of common stock offered and sold through the Agents, as our sales agents, will be offered and sold through only one Agent on any given day. Subject to the terms and conditions of the Distribution Agreement, each Agent will use its commercially reasonable efforts, consistent with each such Agent’s normal trading and sales practices, to sell on our behalf all of the shares of common stock so designated or determined. We or the Agents may suspend the offering of shares of common stock being made through the Agents under the Distribution Agreement upon proper notice to the other party.

Under the terms of the Distribution Agreement, we also may sell our common stock to any of the Agents as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to an Agent as principal, we will enter into a separate terms agreement with that Agent and we will describe the terms of the offering of those shares in a separate prospectus supplement or pricing supplement.

Each Agent will provide written confirmation to us following the close of trading on the NYSE on each day in which shares of common stock are sold by it as agent on our behalf under the Distribution Agreement, and in any event no later than the opening of trading on the immediately following business day. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the compensation payable by us to the Agent and the proceeds to us net of such compensation. We will report at least quarterly the amount of shares of common stock sold through the Agents under the Distribution Agreement, the net proceeds to us and the compensation paid by us to the Agents in connection with the sales of common stock.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the Agents. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the applicable Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of common stock on our behalf, the Agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation paid to the Agents may be deemed to be underwriting commissions or discounts. We have agreed in the Distribution Agreement to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

Our common stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are not satisfied with respect to us or shares of our common stock, we will promptly notify the Agents and sales of our common stock under the Distribution Agreement will be suspended until Rule 101(c)(1) or other exemptive provisions have been satisfied in our and the Agents’ judgment.

S-10

The offering of our common stock pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of our common stock under the Distribution Agreement or (ii) the termination of the Distribution Agreement by us or the Agents pursuant to its terms.

This summary of the material provisions of the Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Distribution Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information” in this prospectus supplement.

To the extent required by Regulation M under the Exchange Act, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Commissions and Expenses

We will pay each Agent a commission not to exceed 2% of the gross sales price of all shares of our common stock sold through it as sales agent under the Distribution Agreement. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the common stock on our behalf, each Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and any compensation paid to the Agents may be deemed to be underwriting commissions or discounts.

We estimate that the total expenses related to this offering payable by us, excluding discounts and commissions payable to the Agents under the Distribution Agreement, will be approximately $260,000. We have agreed to reimburse the Agents for their reasonable and documented out-of-pocket expenses, including fees and disbursements of their counsel in connection with the transactions contemplated by the Distribution Agreement in an amount not to exceed $150,000 in the aggregate if an aggregate of $50,000,000 of shares of our common stock have not been sold under the Distribution Agreement by the second anniversary of the date hereof (or such earlier date on which the Company terminates the offering).

New York Stock Exchange Listing

Our common stock is listed on the NYSE under the symbol “CTT.”

Conflicts of Interest

In the ordinary course of their business, the Agents and/or their affiliates have in the past performed, and may continue to perform, investment banking, broker dealer, lending, financial advisory or other services for us for which they have received, or may receive, separate fees. As described above under “Use of Proceeds,” we may use the net proceeds from this offering to reduce our outstanding indebtedness, which could include the repayment of borrowings under our credit facilities in which the Agents and/or their affiliates may participate in the future.

Other Relationships

The Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, corporate trust and brokerage activities. Some of the Agents and their respective affiliates have in the past and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and may in the future receive customary fees and commissions, plus out-of-pocket expenses, for these transactions. It is expected that we will continue to use the Agents and their affiliates for various services in the future.

S-11

Other

No action has been taken in any country or jurisdiction outside the United States that would permit a public offering of the shares of common stock offered hereby, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus or other material or advertisements relating to us or this offering of the shares, where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any free writing prospectus or other material or advertisements in connection with the offering of the shares may be distributed or published, in or from any other country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

S-12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus supplement or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or in an additional prospectus supplement modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 21, 2020, January 30, 2020 and April 9, 2020; and

•	the description of our common stock included in our registration statement on Form 8-A filed with the SEC on December 11, 2013, as amended by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

We also specifically incorporate by reference any documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering of common stock (other than, in each case, any documents or information furnished to, rather than filed with, the SEC, unless such information is specifically incorporated by reference in this prospectus supplement).

We will provide without charge to each person, including any beneficial owner, to whom a prospectus supplement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus supplement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed in writing to CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328, Attention: Lesley Solomon, Secretary, or by telephone at (855) 858-9794.

S-13

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our electronic filings with the SEC are available at http://www.sec.gov and at our website at http://www.catchmark.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus supplement or any other report or document we file with or furnish to the SEC.

We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, with respect to the common stock offered hereby. This prospectus supplement does not contain all of the information contained in or incorporated by reference into the registration statement. For further information with respect to our company and the common stock offered hereby, reference is made to the registration statement, including the exhibits, schedules and amendments to the registration statement. Statements contained in this prospectus supplement and any additional prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference into, this prospectus supplement and any accompanying prospectus are only summaries and are not complete, and where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Alston & Bird LLP. Certain legal matters relating to Maryland law, including the validity of the shares of common stock offered hereby, will be passed upon for us by Venable LLP. Certain legal matters will be passed upon for the Agents by King & Spalding LLP.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TexMark Timber Treasury, L.P. and its subsidiaries as of and for the years ended December 31, 2019 and 2018, incorporated in this prospectus supplement from CatchMark Timber Trust, Inc.’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

S-14

PROSPECTUS

$600,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Units

We may offer and sell up to $600,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering, and may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a real estate investment trust, or REIT, for United States federal income tax purposes. The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The securities may be offered directly by us from time to time, through agents designated by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

See the sections entitled “Plan of Distribution” and “About This Prospectus” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Class A common stock currently trades on the New York Stock Exchange, or NYSE, under the symbol “CTT.”

Investing in our securities involves various risks. You should carefully read and consider the “Risk Factors” referred to on page 3 of this prospectus and set forth in the applicable prospectus supplement and other documents incorporated by reference herein and therein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2020

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this process, we may sell common stock, preferred stock, debt securities, depositary shares, warrants and units in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the applicable offering. Such prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before you decide whether to invest.

We may offer the securities directly, through agents, or to or through underwriters or dealers. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of the securities. See “Plan of Distribution” beginning on page 62 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

In this prospectus, unless otherwise noted, the words “Catchmark Timber Trust,” “we,” “us,” and “our” refer to Catchmark Timber Trust, Inc., and all of its subsidiaries, including CatchMark Timber Operating Partnership, L.P., of which we are the General Partner and hold directly or indirectly approximately 99.9% of its common partnership interests, and all of its subsidiaries. In addition, references in this prospectus to the “Triple T Joint Venture” refer to TexMark Timber Treasury, L.P., a Delaware limited partnership that is a joint venture managed by CatchMark, and references to the “Dawsonville Bluffs Joint Venture” refer to Dawsonville Bluffs, LLC, a Delaware limited liability company that is a joint venture managed by CatchMark with the Missouri Department of Transportation & Patrol Retirement System, or “MPERS.”

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or shares are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents that we incorporate by reference in each contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act, and Section 21E of the Exchange Act). All statements other than statements of historical fact in this prospectus and any accompanying prospectus supplement, as well as the documents incorporated by reference herein and therein, are forward-looking statements. In particular, statements pertaining to our capital resources, property performance, distribution policy and results of operations contain forward-looking statements. Likewise, all our statements regarding anticipated growth in our portfolio from operations, acquisitions and anticipated market conditions, demographics and results of operations are forward-looking statements. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described or that they will happen at all. The use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases is intended to identify forward-looking statements, although not all forward-looking statements contain such language. You can also identify forward-looking statements by discussions of strategies, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the cyclical nature of the forest products industry;

•	increasing competition from substitute products which may lead to declines in demand for wood products;

•	our history of paying cash distributions may be more limited than other public companies and our future cash distributions are not guaranteed and may fluctuate;

•	our dependence on WestRock Company;

•	our ability to successfully execute our investment strategy;

•	our dependence on and our ability to access external sources of capital for future growth;

•	our operating expenses may be a larger percentage of total revenues compared to larger public companies;

•	economic conditions;

•	our dependence on Forest Resource Consultants, Inc. and American Forestry Management, Inc. to manage our timberlands;

•	our concentration on timberlands and lack of diversification;

•	adverse economic conditions and other developments in the U.S. South and, to a lesser extent, in the Pacific Northwest, where our timberlands are located;

•	our dependence on third parties for logging and transportation services;

•	our ability to retain our key executive officers;

•	government approvals, actions and initiatives;

•	failure to maintain an effective system of disclosure controls and procedures and integrated internal controls;

•	the fact that we have experienced net losses and may continue to do so;

•	the credit risk of our customers;

•	our ability to sell portions of our timberlands;

•	changes in timber prices and the impact on our revenues;

•	our exposure to uninsured losses;

•	the competitive timberland industry, which could force us to pay higher prices for our properties;

•	limitations on our ability to harvest timber;

•	potential liability for environmental clean-up costs and wildlife protection laws;

•	our inability to obtain accurate data on the volume and quality of the timber we intend to acquire;

•	our estimates of timber growth rates may be inaccurate;

•	changes in assessments, property tax rates and state property tax law;

•	our estimates of non-timber revenues from properties that we acquire may be inaccurate;

•	climate-related legislation and regulations;

•	our reliance on information technology in our operations and the potential for a material failure, inadequacy, interruption or security failure of such information technology;

•	increases in energy and fuel costs;

•	actions of joint venture partners or the failure of our joint ventures to meet expectations;

•	global market trends;

•	the impact of the COVID-19 pandemic, including the impact on our business, on our customers’ business and on the market and overall economy in general

•	changes to corporate policies;

•	changes to our capitalization;

•	our current and future indebtedness;

•	the financial and other covenants contained in the documents governing our indebtedness;

•	our ability to generate cash;

•	increases in interest rates;

•	effectiveness of any interest rate hedges;

•	certain provisions of Maryland law that could inhibit changes in control of us;

•	our failure to qualify as a REIT;

•	changes in tax laws; and

•	the other factors identified in the section entitled “Risk Factors.”

The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section below entitled “Risk Factors,” and under similar headings in the applicable prospectus supplement and any related free writing prospectus, as well as the risks set forth under similar headings in our most recent Annual Report on Form 10-K and the other documents that are incorporated by reference into this prospectus, as updated by our future filings.

Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.

v

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” below and the risk factors contained in our most recent Annual Report on Form 10-K, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

CATCHMARK TIMBER TRUST, INC.

Our Company

We are a self-administered and self-managed REIT primarily engaged in the ownership, management, acquisition, and disposition of timberland properties located in the United States. We seek to generate recurring income and cash flow from the harvest and sale of timber, as well as from non-harvest related revenue sources, such as asset management fees and rent from hunting and recreational leases. When and where we believe appropriate, we also seek to generate income and cash flow from timberland sales. In addition to current income, we expect to realize long-term returns from the biological growth of our standing timber inventory.

We strive to deliver superior, consistent, predictable per-share cash flow growth from disciplined acquisitions, active management, sustainable harvests, and well-timed real estate sales. We intend to grow over time through selective acquisitions and investments in high-demand fiber markets and to efficiently integrate new acquisitions and investments into our operations. Operationally, we focus on generating cash flows from sustainable harvests and improved harvest mix on high-quality timberlands, as well as opportunistic land sales and asset management fees to provide recurring dividends to our stockholders. We continue to practice intensive forest management and silvicultural techniques that improve the biological growth of our forests.

We also seek to create additional value by entering into joint ventures with long-term, institutional equity partners to opportunistically acquire, own, and manage timberland properties that fit our core investment strategy. In April 2017, we entered into our first joint venture, the Dawsonville Bluffs Joint Venture, with MPERS. In July 2018, we entered into the Triple T Joint Venture with a consortium of institutional investors. Our joint venture platform drives growth through a fee-based management business that leverages our scale and timberland management efficiencies.

For each of the three years ended December 31, 2019, 2018 and 2017, our revenues from timber sales, timberland sales, asset management fees, and nontimber related sources, as a percentage of our total revenue, are set forth in the table below:

	2019	2018	2017
Timber sales	68%	71%	78%
Timberland sales	17%	18%	16%
Asset management fees	11%	6%	—%
Other revenues	4%	5%	6%
Total	100%	100%	100%

As of March 31, 2020, we owned interests in approximately 415,400 acres of high-quality industrial timberlands consisting of 17.1 million tons of merchantable timber inventory located in the U.S. South and Pacific Northwest, consisting of approximately 392,800 acres held in fee-simple interests, or our fee timberlands, and approximately 22,600 acres held in leasehold interests, or our leased timberlands. Our wholly-owned timberlands are located within attractive fiber baskets encompassing a diverse group of pulp, paper and wood products manufacturing facilities. Our Southern timberlands were comprised of approximately 72% pine plantations by acreage and 52% sawtimber by volume. Our Pacific Northwest timberlands consisted of 90% productive acres and 82% sawtimber by volume. Our leased timberlands of 22,600 acres were all under one long-term lease expiring in 2022.

In addition to our wholly-owned timber assets, as of March 31, 2020, we owned a common limited partnership interest in the Triple T Joint Venture which owns 1.1 million acres of high-quality industrial East Texas timberlands with an estimated 43.2 million tons of merchantable timber inventory, and we owned a 50% membership interest in the Dawsonville Bluffs Joint Venture which owns a mitigation bank with a book basis of $2.6 million as of March 31, 2020.

Corporate Information

Our principal executive offices are located at 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328, and our telephone number at such address is (855) 858-9794. Our website address is www.catchmark.com. We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus or the accompanying prospectus supplement or free writing prospectus, and you should not consider information contained on, or accessible through, our website as part of this prospectus or the accompanying prospectus supplement or free writing prospectus.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risks of investing in our securities, including the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and the other documents that are incorporated by reference into this prospectus, the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus, before acquiring any of such securities. Please also refer to the section above entitled “Forward-Looking Statements.”

USE OF PROCEEDS

Except as may be set forth in a particular prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include repayment or redemption of indebtedness, new investments in our target assets in accordance with our investment strategy in place at such time or for other general corporate purposes.

We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our shares of common stock and our shares of preferred stock. The following description is not complete and may not contain all of the information you should consider before investing in our common stock or preferred stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws. This description is subject to, and qualified in its entirety by reference to, our charter and bylaws and the MGCL. When we offer to sell a particular class or series of common stock or preferred stock, we will describe the specific terms of the class or series in a prospectus supplement. Accordingly, for a description of the terms of any class or series of stock, you must refer to both the prospectus supplement relating to that class or series and the description of stock in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Our charter authorizes the issuance of one billion shares of stock, of which 900 million shares are designated as common stock with a par value of $0.01 per share, and 100 million shares are designated as preferred stock with a par value of $0.01 per share.

As of April 30, 2020, 48,742,034 shares of our Class A common stock were issued and outstanding and held of record by a total of 1,500 stockholders and no shares of preferred stock were issued and outstanding. Currently, there are no other classes or series of capital stock outstanding, and we refer to the Class A common stock, par value $0.01 per share, herein as the “common stock.”

Our board of directors may amend our charter from time to time without stockholder approval to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

Except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of preferred stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. Holders of common stock will not have appraisal rights unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Preferred Stock

We currently have no shares of preferred stock outstanding. Our charter authorizes the issuance of 100 million shares of preferred stock with a par value of $0.01 per share. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common and preferred stock into one or more classes or series of stock, and to issue such classified or reclassified stock, without stockholder approval. Our board of directors must determine the relative rights, preferences and privileges of each class or series of stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of such stock could have the effect of delaying, deferring or preventing a change in control.

Any shares of preferred stock issued under this registration statement may be issued as one or more new classes or series of shares of preferred stock, the rights, preferences, privileges and restrictions of which will be fixed by articles supplementary relating to each class or series. A prospectus supplement relating to each class or series will specify the terms of the shares of preferred stock, including:

•	the maximum number of shares in the class or series and the designation of the class or series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the class or series;

•	the terms and conditions, if any, on which the shares of the class or series will be convertible into, or exchangeable for, shares of any other class or classes of stock;

•	the voting rights, if any, of the shares of the class or series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the class or series.

The description of the terms of a particular class or series of shares of preferred stock included in any prospectus supplement will not be complete. You should refer to the articles supplementary with respect to a class or series of preferred stock for complete information concerning the terms of that class or series. A copy of the articles supplementary for each new class or series of preferred stock will be filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in such registration statement.

Our board of directors may authorize the issuance of classes or series of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of common stockholders. The issuance of shares of preferred stock, which may provide flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control, and may cause the market price of shares of common stock to decline or impair the voting and other rights of the holders of shares of common stock.

Uncertificated Shares

Unless otherwise provided by our board of directors, we will not issue shares in certificated form. We maintain a stock ledger that contains the name and address of each stockholder of record and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the new owner delivers a properly executed form to us, which form we will provide to any registered holder upon request.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year, on the date and at the time and place set by our board of directors. Special meetings of stockholders may be called by our board of directors, the chairman of the board, the president or the chief executive officer, and, subject to certain procedural requirements set forth in our bylaws, must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at the special meeting. The presence in person or by proxy of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting on any matter constitutes a quorum. Generally, the affirmative vote of a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by our charter. With respect to uncontested director elections, a nominee for director shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee at a meeting of stockholders duly called and at which a quorum is present. However, in contested elections directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for a majority vote in these situations.

Stockholders may, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, remove a director from our board.

Restrictions on Ownership and Transfer

Ownership Limit

In order for us to qualify as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities. In addition, the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year.

We may prohibit certain acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

Our charter contains limitations on ownership that prohibit any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value of our outstanding stock, or more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding common stock. Our charter also provides that our board of directors may, subject to certain conditions, prospectively or retroactively exempt a person or group of persons from these ownership limitations and establish or increase an excepted holder limit for such person or group of persons. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must agree that any violation or attempted violation of these restrictions or any representation or undertakings on which the board of directors conditioned such exemption or excepted holder limit will result in the automatic transfer of the shares of stock causing the violation to a trust. The board of directors may require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT.

Our charter further prohibits (1) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (2) any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as described below, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, at least 15 days prior written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT and files with the State Department of Assessments and Taxation of Maryland a certificate of notice setting forth such determination by the board of directors or if our board of directors determines that compliance is no longer required for REIT qualification.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be null and void and the proposed transferee will acquire no rights in the shares. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. If the transfer to the trust would not be effective for any reason to prevent the violation of such limitations, then the transfer of that number of shares that otherwise would cause such violation will be null and void and the proposed transferee will acquire no rights in such shares. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns, and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits and the other restrictions set forth in our charter. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Listing

Our Class A common stock is listed on the NYSE under the symbol “CTT.”

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is ComputerShare Inc.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee that we will name in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture carefully for provisions that may be important to you. We will include any applicable amended and/or final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with such offering. Please read “Incorporation of Certain Documents by Reference.” Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal on the debt securities is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	any restrictions on the declaration of dividends or requiring maintenance of any asset ratio or the creation or maintenance of reserves;

•	any restrictions on the incurrence of additional debt or the issuance of additional securities;

•	the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made;

•	if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, and any premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any information regarding the rights evidenced by the debt securities which may materially limit or qualify the rights of any other authorized class of securities;

•	the nature of any material relationship between us or any of our affiliates and the trustee;

•	the percentage of securities of the class necessary to require the trustee to take action, and what indemnification the trustee may require before proceeding to enforce the lien;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the debt securities, including the tax effects of the debt securities if such securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Code, or if a debt security is sold in a package with another security and the allocation of the offering price between the two securities may have the effect of offering the debt security at such an original issue discount, the tax effects thereof pursuant to Sections 1271-1278 of the Code;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	any provisions relating to conversion or exchange of any debt securities, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed; and

•	whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof, and whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities issued to and registered in the name of the Depositary or a nominee of the Depositary (any such debt security represented by a global debt security, a “book-entry debt security”), or a certificate issued in definitive registered form (any such debt security represented by a certificated security, a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form except in certain limited circumstances.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture or the applicable supplemental indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. See “Global Securities.”

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•	we are the surviving corporation or the successor person (if other than us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing;

•	if we are not the successor person, each guarantor, if any, unless it has become the successor person, confirms that its guarantee shall continue to apply to the obligations under the debt securities and the indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable; and

•	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series, as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.

If an Event of Default with respect to outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal amount (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all outstanding debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of, and any accrued and unpaid interest on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity reasonably satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series and the trustee shall not be liable with respect to any such action taken, suffered or omitted to be taken in good faith in accordance with such direction by the holders of a majority in principal amount of the outstanding debt securities of any such series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•	the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security reasonably satisfactory to the trustee, to the trustee to institute the proceeding as trustee;

•	the trustee has failed to institute any such proceeding within 60 days of receipt of such notice and the request and offer of indemnity; and

•	the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request within the 60-day period mentioned directly above.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the maturity dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We, any guarantors and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security in order to:

•	cure any ambiguity, defect or inconsistency;

•	comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	provide for uncertificated securities in addition to or in place of certificated securities;

•	surrender any of our rights or powers under the indenture;

•	add covenants or events of default for the benefit of the holders of debt securities of any series;

•	comply with the applicable procedures of the applicable depositary;

•	make any change that does not adversely affect the rights of any holder of debt securities;

•	provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

•	add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees, if any.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or premium on, or change the fixed maturity of, any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a Default or Event of Default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any premium or interest (if any) on, any debt security payable in any currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•	waive a redemption payment with respect to any debt security; or

•	if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture by sending written notice to us and the trustee. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all of the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions and other conditions) on the 91st day after the date of the deposit with the trustee, as trust funds, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the IRS a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Regarding the Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of, and entitlement to, all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates representing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable class or series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock transferred to a trust for the benefit of one or more charitable beneficiaries. See “Restrictions on Ownership and Transfer.”

Withdrawal of Preferred Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 10 nor more than 30 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may reasonably be deemed necessary by the depositary in order to enable the depositary to do so.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Amendment and Termination of Deposit Agreement

The form of depositary receipt representing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt representing such depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (1) such termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares represented by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (1) we have redeemed all underlying preferred stock subject to the agreement, (2) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts representing the depositary shares representing such preferred stock or (3) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares represented by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation and removal of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); (5) indemnifying the depositary against certain possible liabilities; and (6) governing how the depositary will vote uninstructed shares.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable investor rights agreement and articles supplementary which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any articles supplementary or investor rights agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable articles supplementary, the applicable investor rights agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock, depositary shares or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. You should read any applicable prospectus supplement relating to the terms of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. For more information on how you can obtain copies of any warrant agreement or warrant certificates if we offer any warrants, see “Where You Can Find More Information.”

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock or depositary shares purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock or depositary shares;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date, if any, on and after which the warrants and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

•	the terms of any rights to redeem or call the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock or preferred stock;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the warrants;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as our stockholders.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of common stock or preferred stock or depositary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holders of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal of, or any premium or interest on, the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase shares of common stock or preferred stock or depositary shares are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select and, if applicable, we will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement relating to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the Securities and Exchange Commission, the form of each unit agreement relating to units offered under this prospectus. For more information on how you can obtain copies of any unit agreement if we offer units, see “Where You Can Find More Information.”

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of any material United States federal income tax considerations applicable to an investment in the units; and

•	any other terms of the units and their constituent securities.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND
BYLAWS

The following summary of certain provisions of Maryland law and of our charter and bylaws is subject to, and qualified in its entirety by reference to, Maryland law, and to our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Business Combinations

Under Maryland law, business combinations between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock; or

•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then-outstanding stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

•	two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution providing that any business combination between us and any other person is exempted from this statute, provided that such business combination is first approved by our board. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer to acquire us.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of shares of our stock by any person. There can be no assurance that this provision will not be amended or eliminated (without stockholder approval) at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:

•	a classified board;

•	a two-thirds vote requirement to remove a director;

•	a requirement that the number of directors be fixed only by the vote of the directors;

•	a requirement that a vacancy on our board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder requested special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we require, unless called by our board of directors, the chairman of the board, our president or our chief executive officer, the request of stockholders entitled to cast at least a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter. Pursuant to Subtitle 8, we have elected that, except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The business combination provisions (if the board of directors rescinds its resolution exempting any business combination between us and any other person or otherwise fails to first approve such business combination) and the control share acquisition provisions (if the applicable provision in our bylaws is rescinded) of Maryland law, any provisions of our charter electing to be subject to Subtitle 8, and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interest.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability for our directors and officers to the maximum extent permitted by Maryland law.

Our charter requires us, to the maximum extent that Maryland law in effect from time to time permits, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee of such corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission as unlawful.

However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We have entered into indemnification agreements with each of our executive officers and directors whereby we indemnify such executive officers and directors against all expenses and liabilities and pay or reimburse reasonable expenses in advance of final disposition of a proceeding if such director or executive officer is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity to the fullest extent permitted by Maryland law, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or director.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain United States federal income tax considerations regarding our company and the acquisition, ownership and disposition of certain securities offered by this prospectus. Supplemental United States federal income tax considerations relevant to the ownership of certain securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities you acquire, as well as your particular situation.

The following is a summary of material federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common stock. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances.

This summary of certain federal income tax consequences applies to you only if you acquire and hold our common stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization, except to the extent discussed under the headings “-Taxation of Holders of Our Common Stock-Taxation of Tax-Exempt Stockholders;”

•	subject to the alternative minimum tax provisions of the Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	a non-U.S. corporation or an individual who is not a resident or citizen of the United States, except to the extent discussed under the headings “-Taxation of Holders of Our Common Stock-Taxation of Non-U.S. Stockholders;”

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.

We base the information in this section on the current Code, current final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership or sale and of potential changes in applicable tax laws.

Federal Income Taxation of Our Company as a REIT

We have elected to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with our taxable year ended December 31, 2009 and that our intended manner of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for U.S. federal income tax purposes.

In connection with the filing of this prospectus, our tax counsel, Alston & Bird LLP, is rendering an opinion to us to the effect that, commencing with our taxable year ended December 31, 2009, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code and our organization and method of operations will allow us to continue to satisfy the requirements for qualification and taxation as a REIT under the Code. The opinion of Alston & Bird LLP is based upon various assumptions and our representations as to our past and contemplated future ownership, investments, distributions, share valuations and operations, among other things. The opinion of Alston & Bird LLP is expressly conditioned upon the accuracy of these and other assumptions and upon our representations, which Alston & Bird LLP has not verified and will not verify. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels, and diversity of stock ownership, the various and complex REIT qualification tests imposed under the Code, the results of which have not been and will not be reviewed or verified by Alston & Bird LLP. Accordingly, no assurance can be given that we have satisfied or will satisfy the requirements for qualification and taxation as a REIT. The opinion of Alston & Bird LLP is based upon the law in effect as of the date of the opinion (or, with respect to past years, the law in effect for such years), which is subject to change either prospectively or retroactively. Opinions of counsel impose no obligation on counsel to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. Changes in applicable law could modify the conclusions expressed in the opinion. Unlike a ruling from the IRS, an opinion of Alston & Bird LLP is not binding on the IRS and no assurance can be given that the IRS could not successfully challenge our qualification as a REIT.

Taxation of REITs in General

Provided we continue to qualify to be taxed as a REIT, we generally will not be subject to federal income tax on our REIT taxable income that is distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that have historically resulted from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains.

If we continue to qualify to be taxed as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate income tax rates on any taxable income, including net capital gains, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax. See “-Prohibited Transactions” and “-Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% prohibited transaction tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but income from the sale or operation of the property may be subject to corporate income tax at the highest corporate tax rate. See “-Foreclosure Property” below.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because certain other requirements are met, we will be subject to a 100% tax on an amount based upon the magnitude of the failure, adjusted to reflect the profitability of such gross income.

•	In the event of a failure to satisfy one or more of the asset tests (other than certain de minimis failures), as described below under “-Asset Tests but nevertheless maintain our qualification as a REIT because certain other requirements are met, we will pay a tax equal to the greater of $50,000 or tax at the highest corporate income tax rate on the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

•	In the event of a failure to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, but nevertheless maintain our qualification as a REIT because the failure is due to reasonable cause and not willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed, plus (2) retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “-Requirements for Qualification-General.”

•	A 100% tax may be imposed on certain items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items to conform to an arm’s length pricing standard.

•	If we acquire appreciated assets from a C corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the corporation, we will be subject to tax at the highest corporate income tax rate then applicable if we subsequently recognize the built-in gain on a disposition of any such assets during the five-year period following the acquisition from the corporation, unless the corporation elects to treat the transfer of the assets to the REIT as a deemed sale. Income derived from the harvesting and sale of timber pursuant to certain timber cutting contracts (as opposed to gain derived from the sale of timberlands) is not subject to this built-in gains tax.

•	The earnings of our lower-tier entities that are taxable corporations, if any, including domestic taxable REIT subsidiaries, are subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and non-U.S. income, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification-General

The Code defines a REIT as a corporation, trust or association:

(1)    that is managed by one or more trustees or directors;

(2)    the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)    which would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)    that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)    the beneficial ownership of which is held by 100 or more persons;

(6)    in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)    that uses a calendar year as its taxable year;

(8)    that does not have at the end of any year any undistributed earnings and profits that were accumulated in any non-REIT taxable year;

(9)    which meets other tests described below regarding the nature of its gross income and assets, its distributions, and certain other matters; and

(10)  that elects to be taxed as a REIT (which election has not been revoked or terminated).

Conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure to comply with these record-keeping requirements could subject us to monetary penalties.

If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

We believe that we have satisfied all such requirements. With respect to the requirement that a REIT not have earnings and profits from a non-REIT taxable year, we operated as a taxable corporation in years before we made our REIT election, but we determined that we did not have positive accumulated earnings and profits as of January 1, 2009.

Effect of Subsidiary Entities

Ownership of Partnership Interests.

In the case of a REIT that is a partner in a partnership for U.S. federal income tax purposes (for purposes of this discussion, references to "partnership" include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such a limited liability company or other entity), the REIT is deemed to own its proportionate share of the partnership’s assets, and to earn its proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of our operating partnership and its share of assets and income of underlying partnership in which it owns an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify to be taxed as a REIT, even if we have no control, or only limited influence, over the partnership. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “-Tax Aspects of Investments in Partnerships.”

Disregarded Subsidiaries.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities that are wholly owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to as “pass-through subsidiaries.”

In the event that one of our disregarded subsidiaries ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us, or another of our disregarded subsidiaries—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs. See “-Asset Tests” and “-Gross Income Tests.”

Taxable Subsidiaries.

A REIT may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary, or TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. A TRS may be subject to corporate income tax on its earnings.

A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns for purposes of the REIT gross income and asset tests described below. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. For example, various rules impose a 100% excise tax with respect to certain non-arm’s length transactions that would understate the income, or overstate the expenses, of a TRS

We own and may acquire direct or indirect interests in one or more entities that have jointly elected together with us, or will elect together with us, to be treated as our taxable REIT subsidiary (for example, CatchMark Timber TRS, Inc.). Generally, a taxable REIT subsidiary may earn income that would not be qualifying income under the REIT gross income tests if earned directly by the parent REIT. We will determine whether we should conduct through CatchMark Timber TRS, Inc. or other taxable REIT subsidiaries certain activities that will produce nonqualifying income for the gross income tests or may be subject to the prohibited transaction tax, such as the sales of delivered logs and, in certain circumstances, HBU properties. For example, pursuant to the timber agreements with MeadWestvaco, CatchMark Timber TRS, Inc. harvests timber on portions of our timberlands and sells logs to MeadWestvaco. CatchMark Timber TRS pays a portion of the proceeds received from MeadWestvaco plus an additional amount to us, and we report any capital gain resulting from the sale of our standing timber to CatchMark Timber TRS pursuant to the master stumpage agreement as qualifying income for purposes of the REIT gross income tests, as further described below under “-Income Tests-Timber-Cutting Contracts.” We and CatchMark Timber TRS have entered into similar arrangements with other purchasers of delivered logs.

Ownership of Interests in Subsidiary REITs.

We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Gross Income Tests

We must satisfy two gross income requirements annually. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging income, must be derived from investments relating to real property or mortgages on real property, including “rents from real property”; dividends received from other REITs; interest income derived from mortgage loans secured by real property; certain income from qualified temporary investments; and gains from the sale of real estate assets. For purposes of the 75% gross income test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income that is qualifying income for purposes of the 75% gross income test if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. Second, at least 95% of our gross income in each taxable year must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Gross income from “prohibited transactions,” which are sales of property that we hold primarily for sale to customers in the ordinary course of business, is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions,” as defined in “-Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry select real estate equity investments or to hedge certain foreign currency risks, or to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, and that are clearly and timely identified as such for federal income tax purposes will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests.

Timber Cutting Contracts.

We expect to derive most of our REIT taxable income from investments in our timberlands, including the sale of standing timber through pay-as-cut contracts. We generally will retain an “economic interest” under our timber-cutting contracts. The income from any such timber-cutting contracts with unrelated persons will be treated as rents from real property for purposes of the gross income tests if we retain an economic interest in the timber and have held the timber for one year or less, but any such timber-cutting contracts with related persons (including CatchMark Timber TRS) would not be qualifying income. Any gain from our timber-cutting contracts with respect to timber we held for more than one year will qualify as gain from the sale of real property for purposes of the gross income tests and for capital gain treatment under Section 631(b) of the Code.

Rents from Real Property.

We do not expect to receive a substantial amount of rental income, other than the income from our timber-cutting contracts with respect to timber we have not held for more than one year that will be treated as rents from real property. However, we do anticipate receiving small amounts of rental income, which we generally treat as qualifying rents from real property for purposes of the REIT gross income tests, from hunting leases, beekeeping leases, leases for the use of real property to extract minerals and to erect and maintain billboards on property adjacent to certain public thoroughfares and the rental of rights-of-way through certain properties.

Rents received by us will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. The amount of rent must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the residents of such property, other than through an “independent contractor” from which the REIT derives no revenue. We and our affiliates are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we and our affiliates may directly or indirectly provide other services to tenants of properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For this purpose, the amount received by the REIT for such service is deemed to be at least 150% of the REIT’s direct cost of providing the service. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

Interest.

Interest income constitutes qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the 75% and 95% gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to lessees or sub-lessees, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

Dividends.

We may receive distributions from TRSs or other corporations that are not REITs. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test but not the 75% gross income test. Any dividends we received from a REIT will be qualifying income for purposes of both the 75% and 95% gross income tests.

Other Income.

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of will not be treated as income for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. Any other hedging income will not be qualifying income for purposes of either gross income test.

Failure to Satisfy Gross Income Tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if our failure to meet these tests was due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule was not due to fraud with intent to evade tax, which we refer to as the reasonable cause exception. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify to be taxed as a REIT. As discussed above under “-Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test, adjusted to reflect the profitability of such gross income.

From time to time we have opportunities to generate types of income that would not satisfy one or both of the gross income requirements or to which the application of the gross income requirements may not be clear. We consider our ability to qualify to be taxed as a REIT in determining whether and how to pursue such opportunities.

In some cases, we may choose not to pursue the opportunity. In some cases, we may choose to generate the income in CatchMark Timber TRS, in which case it will not be taken into account for purposes of the gross income requirements, although dividends from CatchMark Timber TRS would be qualifying income for purpose of the 95% gross income requirement but not the 75% gross income requirement. In some cases, we choose to generate the income in our operating partnership, e.g., income from mineral leases, because we believe that the amount of nonqualifying or potentially nonqualifying income will be small enough that it will not prevent us from satisfying the gross income requirements.

It is possible that we may overestimate the amount of nonqualifying income we may generate without failing the gross income requirements in a given year or that the IRS may take different views on the qualification of certain types of income than the views taken by us and our tax advisors. Accordingly, there is a risk that we may not satisfy the gross income requirements in any given year, in which case we would not qualify to be taxed as a REIT, unless our failure is due to reasonable cause and not due to willful neglect. It is not possible to state whether we would be entitled to the benefit of reasonable cause relief in all circumstances, and even if we did qualify for reasonable cause relief, we would owe additional taxes.

Asset Tests

At the close of each calendar quarter, we must satisfy multiple tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and debt instruments issued by publicly offered REITs. For this purpose, real estate assets include interests in real property, such as land, standing timber, buildings and leasehold interests in real property, personal property that generates rents from real property, stock of other corporations that qualify as REITs, certain kinds of mortgage-backed securities and mortgage loans and, under some circumstances, stock or debt instruments purchased with new capital. Securities that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to “straight debt” and certain other securities, as described below. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT’s total assets. Fifth, not more than 25% of the value of a REIT’s assets may consist of debt instruments issued by publicly offered REITs that would not otherwise be treated as qualifying real estate assets.

As a result of the Triple T Joint Venture that we entered into in July 2018, we own interests in Creek Pine REIT, LLC, an entity that is taxable as a REIT. If Creek Pine REIT, LLC were to fail to qualify as a REIT, its failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.

Notwithstanding the general rule that a REIT is treated as owning its share of the underlying assets of a subsidiary partnership for purposes of the REIT income and asset tests, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt” or one of the other exceptions to the 10% value test.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where the REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (e) any security issued by another REIT, and (f) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “-Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Our board of directors will determine the value of our assets for the purpose of determining compliance with the REIT asset tests. The board’s determination is binding upon the IRS so long as our board of directors acts in good faith. We monitor compliance with all of the asset tests on an ongoing basis. Independent appraisals will not be obtained, however, to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that we do not comply with one or more of the asset tests.

A REIT which fails one or more of the asset requirements may nevertheless maintain its REIT qualification (other than a de minimis failure described below), if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (1) $50,000 per failure, and (2) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (d) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame. A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.

Annual Distribution Requirements

In order to maintain our REIT status, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a) the sum of:

(1) 90% of our “REIT taxable income” (computed without regard to deduction for dividends paid and net capital gains), and

(2) 90% of our net income, if any, (after tax) from foreclosure property (as described below), minus

(b) the sum of specified items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid on or before the first regular dividend payment after such declaration. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year.

To the extent that we distribute dividends equal to at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at regular corporate tax rates on the undistributed REIT taxable income, including net capital gain. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

We have net operating losses carried forward from prior tax years that may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that we actually make, which are generally taxable to stockholders to the extent that we have current or accumulated earnings and profits.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

In certain circumstances, we may be able to cure a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In such case, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest and possibly a penalty based on the amount of any deduction taken for deficiency dividends.

Certain provisions added by the Tax Cuts and Jobs Act may change the way that we calculate our REIT taxable income and that our subsidiaries calculate their taxable income, which could in turn affect our distribution requirements. For example, we may have to accrue certain items of income before they would otherwise be taken into income under the Internal Revenue Code if they are taken into account in our applicable financial statements. We have not yet identified any material import of this provision. Additionally, business interest deductions, whether in corporate or pass-through form, generally are limited to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. Proposed Treasury regulations would define interest expansively to cover various amounts not otherwise treated as interest. This limitation could apply to our operating partnership, underlying partnerships and our TRS and any other subsidiaries that are not treated as disregarded entities for U.S. federal income tax purposes. This limitation does not apply to an “electing real property trade or business.” It is not clear whether our operations constitute a real property trade or business, but Proposed Treasury regulations would allow any REIT (other than certain REITs holding real estate financing assets) to make this election, and we and certain of our subsidiaries have made the election in our 2018 federal income tax returns. One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system over longer useful lives. Finally, there are new limitations on use of net operating losses arising in taxable years beginning after December 31, 2017.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “-Gross Income Tests” and “-Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate income tax rates. Distributions to stockholders in any year in which we are not a REIT would not be deductible by us, and we would not be required to make them. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders taxed as individuals will generally be treated as qualified dividend income that is taxed at corporate capital gains rates and, subject to limitations of the Code, corporate stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Prohibited Transactions

Net income derived from a prohibited transaction is subject to a 100% penalty tax. A “prohibited transaction” is a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business by a REIT or by a lower-tier partnership in which the REIT holds an equity interest and does not qualify for a statutory safe harbor. Income from timber sold pursuant to timber-cutting contracts that will be treated as rents from real property or capital gain under Section 631(b) of the Code will not be treated as gain from the sale of property held for sale in the ordinary course of business.

Sales of timberlands that satisfy certain safe harbor requirements specified in the Code do not constitute prohibited transactions. We generally intend to conduct our activities so that our sales of timberlands, other than those undertaken by our TRSs, qualify for this safe harbor or otherwise do not qualify as property held primarily for sale to customers applying all relevant facts and circumstances.

Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that we can comply with the safe harbor provisions of the Code that would prevent imposition of the prohibited transaction tax.

We attempt to conduct any activities that could give rise to a prohibited transaction through CatchMark Timber TRS (or other TRSs). For example, sales of delivered logs by us generally would be treated as property held primarily for sale to customers in the ordinary course of a trade or business and would be subject to the 100% penalty tax. Accordingly, such sales are made by CatchMark Timber TRS, which purchases standing timber from us under pay as cut contracts that generate qualifying income for purposes of the gross income tests that is not subject to the 100% penalty tax, and then harvests and delivers the logs. Any net taxable income generated by the operations of CatchMark Timber TRS is subject to federal and applicable state and local income tax.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate income tax rate on any net income from foreclosure property that would otherwise be qualifying income for purposes of the 75% gross income test and any gain from the disposition of foreclosure property that is held for sale in the ordinary course of business. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Hedging Transactions

We may enter into hedging transactions from time to time with respect to our liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, collars, options to purchase these items, and futures and forward contracts. To the extent that we enter into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge our indebtedness incurred or to be incurred to acquire or carry “real estate assets,” including mortgage loans, or to hedge certain foreign currency risks, or to hedge existing hedging transactions after all or part of the hedged indebtedness or property has been disposed of, any periodic income or gain from the disposition of that contract is disregarded for purposes of the 75% and 95% gross income tests if we identify clearly any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy other identification requirements. To the extent that we hedge for other purposes or fail to timely identify hedging transactions, the income from those transactions will likely be treated as nonqualifying income for purposes of both gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Tax Aspects of Investments in Partnerships

General. The operating partnership holds substantially all of our investments. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include in our income our proportionate share of these operating partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held by the operating partnership.

Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which we refer to as a “book-tax difference.” These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Basis in Operating Partnership Interest. Our adjusted tax basis in our interest in the operating partnership generally:

•	will equal the amount of cash and the basis of any other property that we contributed to the operating partnership;

•	will increase by our allocable share of the operating partnership’s income and our allocable share of debt of the operating partnership; and

•	will decrease, but not below zero, by our allocable share of losses suffered by the operating partnership, the amount of cash distributed to us, and constructive distributions resulting from a reduction in our share of debt of the operating partnership.

If the allocation of our distributive share of the operating partnership’s loss exceeds the adjusted tax basis of our partnership interest in the operating partnership, the recognition of the excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our interest in the operating partnership. To the extent that the operating partnership’s distributions, or any decrease in our share of the debt of the operating partnership (such decreases being considered a cash distribution to the partners) exceed our adjusted tax basis, the excess distributions (including such constructive distributions) constitute taxable income to us. This taxable income normally will be characterized as long-term capital gain if we have held our interest in the operating partnership for longer than one year, subject to reduced tax rates described above for non-corporate U.S. Shareholders, to the extent designated by us as a capital gain dividend. Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties. Our share of gain realized by the operating partnership on the sale of any property held by the operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of the operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax unless a safe harbor exception applies. Prohibited transaction gains also may have an adverse effect upon our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether the operating partnership holds its property as inventory or primarily for sale to customers in the ordinary course of its trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The operating partnership intends to hold the properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with the operating partnership’s investment objectives.

Partnership Audits. For federal income tax audits of partnership tax returns for taxable years beginning after December 31, 2017, such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If our operating partnership or any of its subsidiary partnerships are able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of these rules on us are uncertain.

Entity Classification

Investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change and could preclude us from satisfying the REIT asset tests or the gross income tests as discussed in “-Asset Tests” and “-Gross Income Tests,” and in turn could jeopardize our REIT status. See “-Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of partnerships for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Taxation of Holders of Our Common Stock

The following is a summary of certain federal income tax considerations with respect to the ownership and disposition of our common stock, assuming that we qualify to be taxed as a REIT.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust if: (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of our common stock by the partnership.

Distributions on Our Common Stock.

As long as we qualify to be taxed as a REIT, a taxable U.S. stockholder generally must take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or qualified dividend income. To the extent our taxable income includes net long-term capital gains from the sale of timber under Section 631(b), dividends paid in respect of such gains may be designated as capital gain dividends.

Dividends paid to corporate U.S. stockholders will not qualify for the dividends-received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify as “qualified dividend income,” which is treated as long-term capital gain. However, we may designate a portion of our distributions as qualified dividend income to the extent attributable to: (1) dividends received by us from non-REIT corporations, such as TRSs; and (2) income upon which we have paid corporate income tax. In general, to qualify for the reduced tax rate on qualified dividend income, a non-corporate U.S. stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend. Dividends that are not designated as capital gain dividends or qualified dividend income will be treated as ordinary income.

For taxable years beginning before January 1, 2026, non-corporate taxpayers are entitled to a deduction of up to 20% of their ordinary REIT dividends. The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. stockholder’s aggregate qualified REIT dividends, but may be less than 20% of the amount of qualified REIT dividends if the U.S. stockholder has losses from publicly traded partnerships or the U.S. stockholder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. stockholder’s qualified REIT dividends. In addition, Treasury regulations under section 199A of the Code impose a minimum holding period for the 20% deduction. Under such Treasury regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. stockholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held its common stock. We generally will designate our capital gain dividends as either capital gains distributions, which will be subject to a maximum federal income tax rate of 20% for individuals, or unrecaptured Section 1250 gains, which will be subject to a maximum federal income tax rate of 25% for individuals. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of its undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s common stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in its common stock, such stockholder will recognize long-term capital gain or short-term capital gain if the common stock has been held for one year or less.

If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

We may make distributions to holders of our common stock that are paid in a mix of cash and shares of our common stock. These distributions are intended to be treated as dividends for federal income tax purposes and a U.S. stockholder would, therefore, generally have taxable income with respect to such distributions of common stock and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.

Disposition of Our Common Stock.

In general, a U.S. stockholder must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held the common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of the common stock may be disallowed if the U.S. stockholder purchases other substantially identical common stock within 30 days before or after the disposition.

A non-corporate U.S. stockholder may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate U.S. stockholder may carry forward unused capital losses indefinitely. A corporate stockholder must pay tax on its net capital gain at ordinary corporate income tax rates. A corporate U.S. stockholder may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including advisors to the participants) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Loss, Excess Business Losses and Investment Interest Limitations.

Dividends that we distribute and gain from the disposition of our common stock will not be treated as passive activity income, and, therefore, U.S. stockholders will not be able to apply any “passive losses” against such income. Similarly, non-corporate U.S. stockholders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock or capital gain dividends generally will be excluded from investment income unless the U.S. stockholder elects to have the gain taxed at ordinary income rates. U.S. stockholders are not allowed to include on their own federal income tax returns any tax losses that we incur.

Unearned Income Medicare Tax.

High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax is 3.8% of the lesser of the individuals’ net investment income or the excess of the individuals’ modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual. The 20% deduction for “qualified REIT dividends” discussed above is not taken into account in computing net investment income.

Information Reporting Requirements and Backup Withholding.

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to distributions unless such holder:

•	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired by a stockholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Shares of covered stock will be transferred or redeemed on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or redeemed in a timely manner.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock, or even make distributions that exceed our current or accumulated earnings and profits, we will report to each stockholder and the IRS (or post on our primarily public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our capital stock that the S corporation acquires.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above. Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our capital stock.

Taxation of U.S. Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. Dividend distributions from a REIT to an exempt employee pension trust generally do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust and do not incur indebtedness to purchase or carry such shares. However, if a tax-exempt stockholder were to finance its investment in our common stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. Such percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•	we qualify to be taxed as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “Federal Income Taxation of Our Company as a REIT-Requirements for Qualification-General”); and

•	either: (1) one pension trust owns more than 25% of the value of our stock; or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder or a partnership or an entity treated as a partnership for federal income tax purposes. The rules governing federal income taxation of non-U.S. stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders are urged to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership of our common stock, including any reporting requirements.

Ordinary Dividends.

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest” (a “USRPI”), and that we do not designate as a capital gain dividend will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, similar to the manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder furnishes to us an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the non-U.S. stockholder furnishes to us an IRS Form W-8ECI claiming that the distribution is effectively connected income.

Capital Gain Dividends.

For any year in which we qualify to be taxed as a REIT, a non-U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), unless an exception applies. A USRPI includes certain interests in U.S. real property, including timberlands and standing timber. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non- U.S. stockholder. A non-U.S. stockholder thus would be required to file U.S. federal income tax returns and would be taxed on such a distribution at the tax rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. There is a special withholding rate at the maximum corporate income tax rate for distributions to non-US stockholders attributable to the REIT’s gains from dispositions of USRPIs. While the application of FIRPTA to Section 631(b) gains is not clear, we intend to treat gain from the sale of standing timber, including Section 631(b) gain recognized by us on our sales of timber to CatchMark Timber TRS and to third parties under pay as cut contracts, as gain from the sale or exchange of a USRPI. A non-U.S. stockholder may receive a credit against its U.S. federal income tax liability for the amount we withhold.

Capital gain dividends that are attributable to our sale of USRPIs would be treated as ordinary dividends rather than as gain from the sale of a USRPI, if: (1) our common stock is “regularly traded” on an established securities market in the United States; and (2) the non-U.S. stockholder did not own more than 10% of our common stock at any time during the one-year period prior to the distribution. Such distributions would be subject to withholding tax in the same manner as ordinary dividends.

Non-Dividend Distributions.

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of our common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on an ordinary dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits if our stock is a USRPI. Consequently, although we intend to withhold at a rate of 30% or the maximum corporate income tax rate on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30% or the maximum corporate income tax rate.

Stock Distributions.

We may make distributions to holders of our common stock that are paid in a mix of cash and shares of our common stock and that are intended to be treated as dividends for federal income tax purposes. If such a distribution is made and is treated as a dividend, a non-U.S. stockholder would generally be taxed on the full amount of such distribution under the rules described above.

Disposition of Our Common Stock.

A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock as long as: (i) we are not a "United States real property holding corporation" during a specified testing period and certain procedural requirements are satisfied; or (ii) we are a domestically controlled REIT. A "United States real property holding corporation" is a U.S. corporation that at any time during the applicable testing period owned U.S. real property interests that exceed in value 50% of the value of the corporation's U.S. real property interests, interests in real property located outside the United States and other assets used in the corporation's trade or business.

Even if shares of our common stock otherwise would be a USRPI under the foregoing test, shares of our common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. In the case of a publicly traded REIT, a person holding less than 5% of a class of stock at all times during the testing period is treated as a U.S. person for this purpose unless the REIT has actual knowledge to the contrary.

We believe that we have been and will continue to be a domestically controlled REIT, but we cannot assure you that we currently qualify for this status or will qualify in the future. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder that owned, actually or constructively, 10% or less of our common stock at all times during a specified testing period would not incur tax under FIRPTA if our common stock is “regularly traded” on an established securities market.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (1) if the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.

Qualified Shareholders

Generally, a “qualified shareholder” (as defined in the Code) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA withholding on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

Qualified Foreign Pension Funds

A qualified foreign pension fund (as defined in the Code) (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock.

Foreign Account Tax Compliance Act

Under the provisions in the Code commonly referred to as FATCA, withholding at a rate of 30% is required on dividends in respect of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, withholding at a rate of 30% is required on dividends in respect of our shares held by an investor that is a passive non-financial non-U.S. entity, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our stockholders may be changed, possibly with retroactive effect. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

Tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act made significant changes to the U.S. federal income tax rules for taxation of individuals and corporations. Many of the provisions applicable to individuals and other non-corporate taxpayers are temporary and are scheduled to apply only to taxable years beginning before January 1, 2026. The IRS has issued significant guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, finalization of proposed guidance and possible technical corrections legislation may adversely affect us or our stockholders. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible.

Prospective stockholders are urged to consult with their tax advisors with respect to the impact of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock

State, Local and Foreign Taxes

We may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which we and our subsidiaries transact business, own property or reside. The state, local or non-U.S. tax treatment of us may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common stock.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, privately negotiated transactions, at-the-market offerings, ordinary brokerage transactions, block trades, a combination of these methods, or through any other method permitted by applicable law and described in a prospectus supplement. Such sales may be made through underwriting syndicates represented by one or more managing underwriters, to or through underwriters or dealers, to or through agents and/or directly to one or more purchasers. The securities may be sold from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter, the amount of securities underwritten, and the nature of its obligations to take our securities will be provided in the applicable prospectus supplement. Any underwriter will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the New York Stock Exchange, the existing trading market for our Class A common stock, or sales made to or through a market maker other than on an exchange.

In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our Class A common stock, which is currently listed on the NYSE. We currently intend to list any shares of our Class A common stock sold pursuant to this prospectus on the NYSE, but we are not obligated to do so. We may elect to list any new series of preferred stock on an exchange, but are not obligated to do so. We have no current plans for listing of the offered securities on any securities exchange (other than the Class A common stock that is already listed on the NYSE); any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Alston & Bird LLP. Venable LLP will issue an opinion to us regarding certain matters of Maryland law.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TexMark Timber Treasury, L.P. and Subsidiaries as of and for the years ended December 31, 2019 and 2018, incorporated in this Prospectus from CatchMark Timber Trust, Inc.’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and is incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings, including our registration statement, are available to you on the Securities and Exchange Commission’s website, www.sec.gov, and on our website, www.catchmark.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act, with respect to the securities registered hereby. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the Securities and Exchange Commission that is also incorporated or deemed to be incorporated by reference in this prospectus or in the applicable prospectus supplement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 28, 2020;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 4, 2020;

•	our Current Reports on Form 8-K filed on January 21, 2020, January 30, 2020 and April 9, 2020;

•	the description of our Class A common stock included in our registration statement on Form 8-A filed with the Securities and Exchange Commission on December 11, 2013, including any amendment or report filed for the purpose of updating such description; and

•	all documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed in writing to CatchMark Timber Trust, Inc., 5 Concourse Parkway, Suite 2650, Atlanta, Georgia 30328, Attention: Lesley H. Solomon, Secretary, or by telephone at (855) 858-9794.

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Up to $75,000,000 of

Class A Common Stock

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PROSPECTUS

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RAYMOND JAMES
BAIRD
B. RILEY FBR
CITIGROUP
RBC CAPITAL MARKETS
STIFEL

May 7, 2020